UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2009

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243

(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The furnishing of this report is not intended to constitute a determination by HealthSouth Corporation (“HealthSouth”) that the information is material or that the dissemination of the information is required by Regulation FD.

On February 27, 2009, HealthSouth issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing that it will host an investor conference call at 9:30 a.m. Eastern Time on Monday, March 2, 2009 to share its views on President Obama’s budget proposal. The conference call may be accessed by dialing (866) 406-5369 and giving the pass code 88096717. International callers should dial (973) 582-2847 and give the same pass code. Please call approximately 10 minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and, along with certain supplemental slides attached hereto and incorporated herein by reference as Exhibit 99.2, will be available at http://investor.healthsouth.com/ by clicking on an available link.

A replay of the conference call will be available, beginning approximately two hours after the completion of the conference call, from March 2 until March 16, 2009. To access the replay, please dial 800-642-1687. International callers should dial 706-645-9291. The webcast will also be archived for replay purposes after the live broadcast on http://investor.healthsouth.com/.

Certain matters discussed herein may constitute forward-looking statements that represent HealthSouth’s current expectations and beliefs concerning the future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Such information is based on numerous assumptions and involves a number of risks and uncertainties, many of which are beyond HealthSouth’s control.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press release of HealthSouth Corporation, dated February 27, 2009.

99.2	Supplemental slides provided in connection with the HealthSouth Corporation investor conference call on March 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
Name:	John P. Whittington
Title:	Executive Vice President, General Counsel, and Corporate Secretary

Dated: February 27, 2009